UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2006

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, Sytner Group Limited, one of our wholly owned subsidiaries, and the Royal Bank of Scotland plc, as agent for National Westminster Bank plc ("RBS"), replaced their existing credit agreement with a new multi-option credit agreement, a new fixed rate credit agreement and a new seasonally adjusted overdraft line of credit (collectively, the "U.K. credit agreement") to be used to finance acquisitions, working capital, and general corporate purposes. The multi-option credit agreement provides for up to £70,000,000 in revolving loans, matures on August 31, 2011, and bears interest between defined LIBOR plus 0.65% and defined LIBOR plus 1.25%. The fixed rate credit agreement provides for a £30,000,000 term loan funded on the date of the agreement, is payable ratably in quarterly intervals commencing on June 30, 2007, until fully repaid on June 30, 2011, and bears interest at between 5.94% and 6.54%. The seasonally adjusted overdraft line of credit provides for up to £30,000,000 in overdrafts, matures on August 31, 2011, and bears interest at the Bank of England Base Rate plus 1.00%.

The U.K. credit agreement is fully and unconditionally guaranteed on a joint and several basis by our U.K. subsidiaries, and contains a number of significant covenants that, among other things, restrict the ability of our U.K. subsidiaries to pay dividends, dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. In addition, our U.K. subsidiaries are required to comply with specified ratios and tests, each as defined in the U.K. credit agreement, including: a ratio of earnings before interest and taxes plus rental payments to interest plus rental payments (as defined), a measurement of maximum capital expenditures, and a debt to EBITDA ratio (as defined). A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed.

The U.K. credit agreement also contains typical events of default, including change of control and non-payment of obligations. Substantially all of our U.K. subsidiaries’ assets not pledged as security under floor plan arrangements are subject to security interests granted to lenders under the U.K. credit agreement. The U.K. credit agreement also has cross-default provisions that trigger a default in the event of an uncured default under other material indebtedness of our U.K. subsidiaries.

A copy of each of the agreements is attached as Exhibits 4.1, 4.2 and 4.3 to this form and each is hereby incorporated by reference herein. Sytner Group Limited also sells motor vehicles to an affiliate of RBS.

Item 1.02 Termination of a Material Definitive Agreement.

On August 31, 2006, Sytner Group Limited, one of our wholly owned subsidiaries, and RBS terminated the previous U.K. credit agreement. The disclosures in Item 1.01 are incorporated herein by reference.

The previous credit agreement with RBS provided for up to £55.0 million in revolving loans through March 31, 2008 and bore interest between defined LIBOR plus 0.85% and defined LIBOR plus 1.25%. It also provided an additional seasonally adjusted overdraft line of credit up to a maximum of £15.0 million. The previous U.K. credit agreement was fully and unconditionally guaranteed on a joint and several basis by our U.K. subsidiaries, and contained a number of significant covenants and typical events of default. Substantially all of our U.K. subsidiaries’ assets not pledged as security under floor plan arrangements were subject to security interests granted to lenders under the previous U.K. credit agreement.

Item 7.01 Regulation FD Disclosure.

On August 31, 2006 we announced the completion of the acquisition of nine locations and 22 franchises in the United Kingdom. The newly acquired franchises represent a combination of premium brands such as BMW, MINI, Mercedes-Benz and smart along with two Chrysler Jeep Dodge dealerships. A copy of the press release is attached as Exhibit 99.1 to this form and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1 Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.

Exhibit 4.2 Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.

Exhibit 4.3 Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.

Exhibit 99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

September 5, 2006	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Multi-Option Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.
4.2	Fixed Rate Credit Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.
4.3	Seasonally Adjusted Overdraft Agreement dated as of August 31, 2006 between Sytner Group Limited and The Royal Bank of Scotland, plc, as agent for National Westminster Bank Plc.
99.1	Press Release